Exhibit 99.1


         Navigant Consulting, Inc. Announces Third Quarter 2004 Results

    CHICAGO--(BUSINESS WIRE)--Oct. 19, 2004--Navigant Consulting, Inc.
(NYSE:NCI):

    -- Quarterly revenues increased 55 percent, year over year, to $126.3 million, reflecting continued strong organic growth and momentum from the 2004 acquisitions of Tucker Alan and CapAdvisory.

    -- Earnings per share increased to $0.22 in the third quarter, a 69 percent increase from $0.13 in the third quarter of 2003, and up from $0.21 in the second quarter of 2004.

    -- The Company continued to benefit from successful recruiting efforts during the third quarter, with the billable consultant headcount increasing to 1,504, up from 1,338 at the end of the second quarter, and 913 at September 30, 2003.

    Navigant Consulting, Inc. (NYSE:NCI), a specialized independent consulting firm providing litigation, financial, healthcare, energy and operational consulting services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change, today announced financial results for the third quarter of 2004.

    "The regulatory and investigative environment continues to be very active and the Company is benefiting from our national platform and critical mass, as reflected in our strong performance for the first nine months of 2004," stated William M. Goodyear, Chairman and Chief Executive Officer. "We continue to experience strong demand across our practice areas, particularly Healthcare, Litigation & Investigations, and Financial & Insurance Services."

    Third Quarter 2004 Financial Results

    Revenues for the third quarter of 2004 were $126.3 million, a 55 percent increase compared to third quarter 2003 revenues of $81.4 million, and an increase over second quarter 2004 revenues of $123.8 million. EBITDA in the third quarter of 2004 was $22.3 million, an increase of 76 percent from $12.7 million for the third quarter of 2003, and a 6 percent increase compared to the second quarter of 2004.

    EBITDA as a percentage of revenues before reimbursements was 20 percent for the third quarter of 2004, compared to 19 percent in the second quarter 2004, and up from 18 percent in the third quarter 2003. Net income per diluted share was $0.22 in the third quarter of 2004, a 69 percent increase compared to the $0.13 per share in the comparable period in 2003, and up from $0.21 per share in the second quarter of 2004.

    Nine-Month Financial Results

    Revenues for the nine months ended September 30, 2004 were $352.8 million, a 49 percent increase compared to 2003 nine-month revenues of $236.6 million. EBITDA for the nine-month period was $59.3 million, up 96 percent from $30.2 million for the comparable 2003 period. EBITDA as a percentage of revenues before reimbursements was 19 percent for the first nine-months of 2004, compared to 15 percent for the same period in 2003. EPS for the 2004 nine months was $0.58 per share, double the $0.29 per share generated in the same period in 2003.

    "Our performance during the first nine months reflects the benefits of having positioned the Company in the marketplace opposite strong demand drivers," stated Mr. Goodyear. "We have continued to focus on assisting clients in addressing the pressures they are feeling due to heightened regulatory scrutiny and more complex and increased financial reporting standards."

    Business Metrics

    Billable consultant headcount on September 30, 2004 was 1,504, up from 1,338 at June 30, 2004. Company-wide consultant utilization in the third quarter increased to 71 percent, compared to 70 percent in the third quarter of 2003. Utilization was down from 75 percent during the second quarter of 2004, reflecting the impact of the Company's 11 percent full time equivalent (FTE) increase during the third quarter as well as typical third quarter seasonality. Annualized revenue per consultant was $358,000 in the 2004 third quarter, up from $342,000 in the third quarter of 2003.

    As expected, revenue per consultant declined from $388,000 in the second quarter of 2004 as the Company hired, trained and deployed a significant number of new junior consulting professionals. Annualized attrition was 18 percent. The Company ended the quarter with $18.0 million in borrowings under its $150.0 million unsecured revolving credit facility, down from $42.0 million at June 30, 2004. Days sales outstanding as of September 30, 2004 were 78 days, an improvement from 82 days as of the end of the second quarter.

    "We are very pleased with our success in hiring both entry level and experienced professionals, which has expanded the complementary skills sets and industry expertise of our existing teams," stated Julie M. Howard, Executive Vice President and Chief Operating Officer. "Through our ongoing efforts to attract and retain leading talent, we have strengthened the capabilities we are able to offer our clients, and further enhanced the diversity of "best practice" experiences into our organization."

    Webcast of the Company's Announcement of Third Quarter 2004
Results

    A webcast of management's presentation of the Company's third quarter financial results will be available on the Company's website, www.navigantconsulting.com. To access the call, click the Investor Relations section and select "Conference Calls." This webcast will be available until 5:00 p.m., ET, January 17, 2005.

    About Navigant Consulting

    Navigant Consulting, Inc. (NYSE:NCI) is a specialized independent consulting firm providing litigation, financial, healthcare, energy and operational consulting services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. "Navigant" is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI's use of "Navigant" is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.

    Except as set forth below, statements included in this press release, which are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including "anticipates," "believes," "intends," "estimates," "expects" and similar expressions. The Company cautions readers that forward-looking statements, including without limitation, those relating to the Company's future business prospects, revenues, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time to time in the Company's reports filed with the SEC. Such risk factors include, but are not limited to: acquisitions and acquisitions under consideration, follow-on offerings, revenues and financial estimates, significant client assignments, recruiting, attrition and new business solicitation efforts, reputational risks, judicial proceedings, regulatory changes, our continuing ability to offer competitive compensation, including equity compensation and general economic conditions.


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF OPERATIONS
                (In thousands, except per share data)
                             (Unaudited)

                                     For the three months ended
                               ---------------------------------------
                               September 30,   June 30,  September 30,
                                   2004          2004        2003
                               ---------------------------------------
Revenues before reimbursements   $111,183     $108,488      $70,807
Reimbursements                     15,106       15,275       10,569
                               ---------------------------------------
  Total revenues                  126,289      123,763       81,376

Cost of services before
 reimbursable expenses             64,892       63,395       40,326
Reimbursable expenses              15,106       15,275       10,569
                               ---------------------------------------
  Cost of services                 79,998       78,670       50,895
Stock-based compensation
 expense                            2,285        1,996        1,860
Restructuring costs                   200            -            -
Litigation and settlements              -          385            -
General and administrative
 expenses                          21,508       21,741       15,890
                               ---------------------------------------
  Earnings before interest,
   taxes, depreciation and
   amortization (EBITDA)           22,298       20,971       12,731
Depreciation                        2,149        2,135        1,642
Amortization                        1,118          597          495
                               ---------------------------------------
  Operating income                 19,031       18,239       10,594
Other income (expense), net          (451)        (581)          87
                               ---------------------------------------
Income before income tax
 expense                           18,580       17,658       10,681
Income tax expense                  7,628        7,162        4,559
                               ---------------------------------------
  Net income                      $10,952      $10,496       $6,122
                               =======================================

Net income per diluted share        $0.22        $0.21        $0.13
                               =======================================

Shares used in computing net
 income per diluted share          50,656       50,130       47,330

Percentage of revenues before reimbursements:
---------------------------------------------
Cost of services before
 reimbursable expenses                58%          58%          57%
Reimbursable expenses                 14%          14%          15%
General and administrative
 expenses                             19%          20%          22%

EBITDA                                20%          19%          18%
Operating income                      17%          17%          15%
Net income                            10%          10%           9%



              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF OPERATIONS
                (In thousands, except per share data)
                             (Unaudited)

                                          For the nine months ended
                                        ------------------------------
                                         September 30,   September 30,
                                             2004            2003
                                        ------------------------------
Revenues before reimbursements             $312,107       $204,713
Reimbursements                               40,706         31,876
                                        ------------------------------
  Total revenues                            352,813        236,589

Cost of services before reimbursable
 expenses                                   180,998        117,838
Reimbursable expenses                        40,706         31,876
                                        ------------------------------
  Cost of services                          221,704        149,714
Stock-based compensation expense              6,885          8,099
Restructuring costs                           1,091              -
Litigation and settlements                      385              -
General and administrative expenses          63,402         48,553
                                        ------------------------------
  Earnings before interest, taxes,
   depreciation and amortization
   (EBITDA)                                  59,346         30,223
Depreciation                                  6,198          5,634
Amortization                                  2,372          1,485
                                        ------------------------------
  Operating income                           50,776         23,104
Other income (expense), net                  (1,355)           189
                                        ------------------------------
Income before income tax expense             49,421         23,293
Income tax expense                           20,195          9,661
                                        ------------------------------
  Net income                                $29,226        $13,632
                                        ==============================

Net income per diluted share                  $0.58          $0.29
                                        ==============================

Shares used in computing net income per
 diluted shares                              50,024         46,710

Percentage of revenues before reimbursements:
---------------------------------------------
Cost of services before reimbursable
 expenses                                       58%            58%
Reimbursable expenses                           13%            16%
General and administrative expenses             20%            24%

EBITDA                                          19%            15%
Operating income                                16%            11%
Net income                                       9%             7%



              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
       CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
                   (In thousands, except DSO data)
                             (Unaudited)


                 September 30,  June 30,   December 31,  September 30,
Assets               2004         2004        2003           2003
------           -----------------------------------------------------
Cash and cash
 equivalents       $15,860       $7,260      $38,402       $12,697
Trade accounts
 receivable, net   121,347      122,742       68,715        73,892
Prepaid and other
 assets             13,121       16,131        9,546         6,041
                 -----------------------------------------------------
  Total current
   assets          150,328      146,133      116,663        92,630

Property and
 equipment, net     27,173       24,525       19,958        19,308
Intangible
 assets, net       209,860      208,356      112,075        97,230
Other non-current
 assets, net         3,795        5,033        6,620         8,087
                 -----------------------------------------------------
  Total assets    $391,156     $384,047     $255,316      $217,255
                 =====================================================

Liabilities and
 Stockholders' equity
---------------------
Bank borrowings    $18,000      $42,000           $-            $-
Current
 liabilities        98,492       87,386       64,797        42,779
Other liabilities   11,005       12,826        1,761         1,258
Stockholders'
 equity            263,659      241,835      188,758       173,218
                 -----------------------------------------------------

  Total
   liabilities and
   stockholders'
   equity         $391,156     $384,047     $255,316      $217,255
                 =====================================================

Selected Data


Days sales
 outstanding,
 net (DSO)(a)      78 days      82 days      72 days       79 days
                 =====================================================


(a) Includes deferred revenue.



                       NAVIGANT CONSULTING, INC.
           STOCK-BASED COMPENSATION EXPENSE FOR THE PERIODS
                  ESTIMATES AS OF SEPTEMBER 30, 2004
                       (Unaudited, in millions)

             Act. Act. Act. Act.  Act.  Act. Act. Act. Est. Est.  Est.
                                  ----                      ----  ----
             2003 2003 2003 2003  Year  2004 2004 2004 2004 Year  Year
              Q1   Q2   Q3   Q4   2003   Q1   Q2   Q3   Q4  2004  2005
              --   --   --   --   ----   --   --   --   --  ----  ----

Total
restricted
stock/units
expense
(Note 1)     $1.9 $1.8 $1.6 $1.0  $6.3  $2.2 $1.7 $1.9 $1.9 $7.7  $7.5


Variable
stock-based
compensation
expense
(Note 2)     (0.2) 2.7  0.3  2.0   4.8   0.4  0.3  0.4  TBD  TBD   TBD
             -------------------------  ------------------------  ----



Total stock-
based
compensation
expense      $1.7 $4.5 $1.9 $3.0 $11.1  $2.6 $2.0 $2.3  TBD  TBD   TBD
             =========================  ========================  ====


Note 1: Restricted stock and restricted stock unit amounts include shares provided to employees under various plans, as previously disclosed and described in the Company's SEC filings. Amounts are included in future periods for estimated grants associated with the Company's incentive compensation programs. These future amounts are subject to the Company's financial performance and will be adjusted accordingly to reflect actual results.

Note 2: Stock-based compensation expense subject to variable accounting relates to stock options and stock appreciation rights occurring in the second and third quarters of 2000. As such, the Company records an expense for the difference between the grant price and the quarter ended stock price. As of September 30, 2004, awards relating to approximately 200,000 shares of stock were subject to variable accounting expense. As of September 30, 2004, the Company's stock price was $21.96 and the weighted-average grant price of the awards were $4.90.



    CONTACT: Navigant Consulting, Inc.
             Ben W. Perks, 312-573-5630
             bperks@navigantconsulting.com
             or
             Andrew J. Bosman, 312-573-5631
             abosman@navigantconsulting.com